QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.1

Power of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below constitutes and appoints Gregory A. Mitchell and Marangal I. Domingo as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGORY A. MITCHELL Gregory A. Mitchell	President and Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2011
/s/ MARANGAL I. DOMINGO Marangal I. Domingo	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 1, 2011
/s/ REGAN J. LAUER Regan J. Lauer	Senior Vice President and Controller (Principal Accounting Officer)	November 1, 2011
/s/ CHAD T. BROWNSTEIN Chad T. Brownstein	Director	November 1, 2011
/s/ TIMOTHY R. CHRISMAN Timothy R. Chrisman	Director	November 1, 2011
/s/ ALVIN L. MAJORS Alvin L. Majors	Director	November 1, 2011
/s/ JEFFREY T. SEABOLD Jeffrey T. Seabold	Director	November 1, 2011
/s/ STEVEN SUGARMAN Steven Sugarman	Director	November 1, 2011

QuickLinks

  Exhibit 24.1
Power of Attorney